SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No. __)

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BANYAN RAIL SERVICES INC.
(Name of Registrant as Specified In Its Charter)

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May 26, 2010

Dear Fellow Stockholder:

You are cordially invited to attend the 2010 annual meeting of stockholders of Banyan Rail Services Inc. on Thursday, July 1, 2010, starting at 11:00 A.M. local time at 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431.

As more fully described in the attached notice of annual meeting and the accompanying proxy statement, the principal business to be addressed at the meeting is the election of directors, the approval of our 2010 Stock Option and Award Plan and the ratification of our independent auditor for 2010.  In addition, our management will report on our results and will be available to respond to your questions.

Your vote is important to us.  Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting.  You may choose to vote in person at the annual meeting even if you have returned a proxy card.

On behalf of the directors and management of Banyan, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

Gary O. Marino
Chairman of the Board, President and
Chief Executive Officer

BANYAN RAIL SERVICES INC.
2255 Glades Road
Suite 342-W
Boca Raton, Florida 33431

Notice Of Annual Meeting Of Stockholders
To Be Held On July 1, 2010

To the Stockholders of Banyan Rail Services Inc.:

The Annual Meeting of the Stockholders of Banyan Rail Services Inc., a Delaware corporation, will be held on Thursday, July 1, 2010, at 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431, beginning at 11:00 A.M. local time, for the following purposes:

1.	To elect four directors to serve for a one year term until the next annual meeting or until their successors are duly elected and qualified;

2.	To approve our 2010 Stock Option and Award Plan;

3.	To ratify the appointment of Daszkal Bolton LLP as our independent auditor for the fiscal year ending December 31, 2010; and

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on May 6, 2010, are entitled to vote at the annual meeting.

All stockholders are cordially invited to attend the meeting in person.  However, to ensure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience.  Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,

C. Lawrence Rutstein
Vice President of Administration and Secretary

BANYAN RAIL SERVICES INC.
PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 1, 2010:

This proxy statement and our annual report for the fiscal year ending December 31, 2009 are available on our website at www.banyanrail.com.

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors to be used at the 2010 Annual Meeting of Stockholders to be held on Thursday, July 1, 2010, and any postponements or adjournments of the meeting.

This proxy statement and the accompanying chairman’s letter, notice and proxy card, together with our annual report on Form 10-K for the year ended December 31, 2009, are being sent to our stockholders beginning on or about May 28, 2010.

QUESTIONS AND ANSWERS

Q:	When and where is the annual meeting?
A:	Our 2010 Annual Meeting of Stockholders will be held on Thursday, July 1, 2010, at 11:00 A.M. local time, at 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431.

Q:	What am I voting on?
A:	Proposal 1 – Election of four directors — Paul S. Dennis, Gary O. Marino, Bennett Marks and Donald D. Redfearn,
Proposal 2 – To approve our 2010 Stock Option and Award Plan, and
Proposal 3 – To ratify the appointment of Daszkal Bolton LLP as our independent auditor for the fiscal year ending December 31, 2010.
If a proposal other than the listed proposals is presented at the annual meeting, your signed proxy card gives authority to C. Lawrence Rutstein or Diane T. Starzee to vote on any additional proposal.

Q:	Who is entitled to vote?
A:
Our record date is May 6, 2010. Only holders of our common stock as of the close of business on May 6, 2010 are entitled to vote at the annual meeting.  Each share of common stock is entitled to one vote.

Q:	How do I vote?
A:	Sign and date each proxy card you receive and return it in the prepaid envelope. You have the right to revoke your proxy any time before the meeting by:
•	notifying our secretary,
•	voting in person, or
•	returning a later dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Mr. Rutstein or Ms. Starzee will vote FOR the director nominees, FOR the approval of our 2010 Stock Option and Award Plan and FOR the ratification of the appointment of Daszkal Bolton LLP as our independent auditor for the fiscal year ending December 31, 2010 on your behalf .

Q:	Who will count the vote?
A:	Representatives of Computershare, our transfer agent, will tabulate the votes. Mr. Rutstein will be responsible for reviewing the vote count as election inspector.

Q:	What shares are included on the proxy card and what does it mean if I receive more than one proxy card?
A:
The number of shares printed on your proxy card(s) represents all your shares.  Receipt of more than one proxy card means that your shares are registered differently and are in more than one account.  Sign and return all proxy cards to ensure that all your shares are voted.  The number of shares printed on your proxy card(s) has been adjusted for our 1-for-10 reverse stock split effectuated on April 7, 2010.

Q:	What constitutes a quorum?
A:
As of the record date, 3,017,791 shares of our common stock were outstanding.  A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum for adopting a proposal at the annual meeting.  If you submit a properly executed proxy card, you will be considered part of the quorum.  If you are present or represented by proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against the approval our 2010 Stock Option and Award Plan (Proposal 2).  “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present.  A “broker non-vote” occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

Q:	Who can attend the annual meeting?
A:	All stockholders as of the record date, May 6, 2010, can attend.

Q:	What percentage of stock are the directors and officers entitled to vote at the annual meeting?
A:	Together, they own 981,134 shares of our common stock, or 32.5% of the stock entitled to vote at the annual meeting. (See page 20 for more details.)

Q:	Who are our largest stockholders?
A:
Paul S. Dennis, a director, beneficially owns 364,792 shares of our common stock, or 12.1%, as of the record date and Gary O. Marino, our chairman, president and chief executive officer, beneficially owns 212,728 shares of common stock, or 7.0% as of the record date.

Q:	When is a stockholder proposal due for our next annual meeting?
A:
In order to be considered at next year’s annual meeting, stockholder proposals must be submitted in writing by January 26, 2011, to C. Lawrence Rutstein, Vice President of Administration, Banyan Rail Services Inc., 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431, and must be in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (the Exchange Act).  (See page 22 for more details.)

Q:	How do I communicate with the board of directors?
A:
Stockholders may send communications to our board to C. Lawrence Rutstein, Vice President of Administration, Banyan Rail Services Inc., 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431.  (See page 22 for more details.)

Q:	How do I nominate someone to be a director?
A:
A stockholder may recommend any person as a nominee for director by writing to our chief executive officer at Banyan Rail Services Inc., 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431.  Recommendations for next year’s annual meeting must be received no earlier than April 2, 2011, and no later than May 2, 2011, and must be in accordance with the requirements of our nomination policy.  (See page 9 for more details.)

Q:	Who pays for the solicitation expenses?
A:
The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us.  In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals.  No solicitation will be made other than by our directors, officers and employees.

PROPOSAL 1 — ELECTION OF DIRECTORS

At this annual meeting, four directors are to be elected to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.  Nominees for election this year are Paul S. Dennis, Gary O. Marino, Bennett Marks and Donald D. Redfearn.  Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified.

If any director to be elected is unable to stand for re-election, the board may, by resolution, provide for a lesser number of directors or designate a substitute.  In the latter event, shares represented by proxies may be voted for a substitute director.  We need the affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the annual meeting to elect directors.

The board of directors recommends that you vote FOR Mr. Dennis, Mr. Marino, Mr. Marks and Mr. Redfearn.

BOARD OF DIRECTORS

Name	Age	Position	Director Since
Gary O. Marino	65	Chairman, President and Chief Executive Officer	2007
Bennett Marks	61	Director	2008
Paul S. Dennis	71	Director	2007
Donald D. Redfearn	58	Director	2010

Gary O. Marino joined our board in January 2007, was appointed chairman in January 2008 and president and chief executive officer in November 2008.  Mr. Marino has served as chairman, president and CEO of Patriot Rail Corp., an owner and operator of short line and regional railroads, since 2005, and formerly held the same positions at RailAmerica, Inc. (NYSE: RRA), a company he founded in 1985, until his retirement in 2004.  From 1984 until 1993, Mr. Marino served as chairman, president and CEO of Boca Raton Capital Corporation, a publicly owned venture capital investment company.  Prior to that he spent more than ten years in commercial banking in New York as a senior loan officer and for more than five years was also president and CEO of two small business investment companies (SBICs), as well as president of a Florida-based commercial bank.  Mr. Marino received his B.A. degree from Colgate University and his M.B.A. from Fordham University.  From 1966 to 1969, he served as an officer of the United States Army Ordnance Corps.  He has also served on the board of directors of the American Association of Railroads. We believe Mr. Marino is well qualified to serve on the board due to his extensive knowledge of the railroad industry as well as his investment banking experience.

Bennett Marks joined the board in November 2008 and served as our vice president and chief financial officer from November 2008 to May 2010.  Mr. Marks has been executive vice president and CFO of Patriot Rail Corp., an owner and operator of short line and regional railroads, since 2005.  Mr. Marks has served as EVP and CFO of six publicly-held and privately-owned companies in the transportation, healthcare, manufacturing, distribution and telecommunications industries. While CFO at RailAmerica, Inc. (NYSE: RRA), he developed and implemented the financial framework of the company as revenues grew from $130 million to $450 million. Mr. Marks has more than twenty years of experience in public accounting, including ten years as an audit/client services partner with KPMG where he was an Associate SEC Reviewing Partner and the Administrative Partner in Charge of the West Palm Beach office.  A licensed CPA in Florida and New York, he has held leadership positions in a variety of community, charitable, and professional organizations. Mr. Marks received his degree in accounting from New York University. We believe Mr. Marks is well qualified to serve on the board due to his extensive finance and accounting knowledge as well as his experience in the railroad industry.

Paul S. Dennis joined the board in January 2007 and was appointed interim chief financial officer in February 2007 and interim chief executive officer in April 2008. Mr. Dennis stepped down as interim CEO and CFO in November 2008. Mr. Dennis has served as president and CEO of Associated Health Care Management Company, Inc. since 1977.  Health Care Management is a Cleveland, Ohio based company that managed eight nursing care facilities and four congregate living facilities.  The company has sold all but one of its facilities. Mr. Dennis has also been a director and officer with various companies and business ventures including gaming supply manufacturing and distribution, hardware distribution, pharmaceutical distribution and steel fabricating industries. He is a real estate developer, general contractor, owner and investor. We believe Mr. Dennis is highly qualified to serve on Banyan’s board due to his broad experience as an entrepreneur and CEO.

Donald D. Redfearn joined the board in January 2010.  Mr. Redfearn has been the owner of Redfearn Enterprises, LLC, a real estate holding company, since 2007.  From 2004 to 2007, he served as president of RailAmerica, Inc. (NYSE: RRA), a railroad holding company, and from 1989 to 2004 he served as executive vice president of RailAmerica.  He also served as a director of RailAmerica since its inception in 1986 through 2007.  Mr. Redfearn received his B.A. degree in Business Administration from the University of Miami and graduated from the School of Banking of the South at Louisiana State University.  Active in local charities, Mr. Redfearn is a member of the United Way Leadership Circle. We believe Mr. Redfearn is highly qualified to serve as a director due to his experience in the railroad industry.

Director Independence

Our board has determined that two of our four directors, Paul S. Dennis and Donald D. Redfearn, are “independent” as defined by NASDAQ Stock Market Listing Rule 5605(a)(2).  Although we are not listed for trading on the NASDAQ stock market, we have selected the NASDAQ rules as an appropriate guideline for determining the independence of our board members.

Board Leadership Structure

The board does not have a policy as to whether the roles of our chairman and chief executive officer should be separate.  Instead, the board makes this determination based on what best serves Banyan’s needs at any given time.  Currently, Mr. Marino holds the positions of chairman and chief executive officer of Banyan and the board does not have a lead independent director.  We feel our current structure is appropriate at this time because we are in the early stages of our business and our board only has four members.  The board believes that effective board leadership is highly dependent on the experience, skills and personal interaction between persons in leadership roles.  Mr. Marino’s extensive knowledge, skills and experience provides vital leadership to Banyan and enables him to set our strategic direction, with significant input from our board, including our two independent directors.  As we continue to grow and develop our business and add additional directors as we intend, the board may decide to separate the positions of chairman and chief executive officer or choose a lead independent director in the future.

Role of the Board in Risk Oversight

Although management is responsible for the day-to-day management of the risks that the company faces, our board has broad oversight responsibility for our risk management programs.  In this oversight role, the board takes steps to satisfy itself that the risk management processes and risk mitigation strategies designed and implemented by our management team are functioning and effective.  Our management team meets regularly to assess any significant or potentially significant operational, financial, legal, regulatory and other risks to the company.  Management, including our chief executive officer, who is also a board member, reports on significant or potentially significant risks identified by management for the full board’s consideration and evaluation.  In addition, our board consults with outside consultants, such as the company’s legal counsel or accountants, regarding various areas of potential risk and the steps management has taken to minimize these risks.

Attendance of Directors at Meetings

In 2009, the board of directors met six times and acted by written consent five times.

Directors are encouraged to attend the annual meeting of stockholders, either in person or by teleconference.  We did not hold an annual meeting last year because we were a shell company without operations prior to our acquisition of The Wood Energy Group.

Director Nominating Process

Our board of directors does not have a nominating committee.  Instead, the board believes it is in the best interests of the company to rely on the insight and expertise of all directors in the nominating process.

Our directors will recommend qualified candidates for director to the full board and nominees are subject to approval by a majority of our board members.  Nominees are not required to possess specific skills or qualifications; however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity and ability and willingness to devote their time and efforts to Banyan. Qualified nominees are considered without regard to age, race, color, sex, religion, disability or national origin. We do not use a third party to locate or evaluate potential candidates for director.

The board of directors considers nominees recommended by stockholders according to the same criteria. A stockholder desiring to nominate a director for election must deliver a notice to our chief executive officer at our principal executive office.  Nominations for next year’s annual meeting must be received no earlier than April 2, 2011, and no later than May 2, 2011.  The notice must include as to each person whom the stockholder proposes to nominate for election or re-election as director:

•	the name, age, business address and residence address of the person,
•	the principal occupation or employment of the person,
•	the written consent of the person to being named in the proxy as a nominee and to serving as a director,
•	the class and number of our shares of stock beneficially owned by the person, and
•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of director pursuant to Rule 14a under the Securities Exchange Act of 1934;

and as to the stockholder giving the notice:

•	the name and record address of the stockholder, and
•	the class and number of our shares beneficially owned by the stockholder.

We may require any proposed nominee to furnish additional information reasonably required by us to determine the eligibility of the proposed nominee to serve as our director.

Director Compensation

The following table summarizes information with respect to the compensation paid to our directors in 2009.  As an executive officer of Banyan, Gary Marino is included in our summary compensation table beginning on page 11 and, therefore, is not included in this table.
Name	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
Paul S. Dennis	—	$25,000	—	$25,000
Bennett Marks	—	$25,000	—	$25,000
Harvey J. Polly(2)	—	—	—	—

(1)
The fair value of stock options is determined as of the date of grant. We use the Black-Scholes option pricing model to estimate compensation cost for stock option awards. Please see the table regarding the assumptions used in this calculation in Note 14, “Stock-Based Compensation” to the consolidated financial statements in our 10-K filed with the Securities and Exchange Commission on April 15, 2010.

(2)	Mr. Polly resigned as a director on February 1, 2010. Mr. Polly did not receive any stock options or other form of compensation in 2009.

Committees of the Board

We are still in the early stages of our business plan and our board currently has only four members. Because of the small size of our board, our directors have not yet designated audit, nominating or other committees. Instead, these responsibilities are handled by the entire board. Without an audit committee, we have not designated a director as an “audit committee financial expert” as defined by Securities and Exchange Commission (SEC) rules. Although we are pleased with the diverse skills and level of expertise that our directors possess, we intend to add additional directors as our operations grow. Our board plans to form appropriate committees at that time.

Code of Ethics

In March 2004, our board of directors unanimously adopted a code of conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer and principal financial and principal accounting officer. We will provide a copy of our code without charge upon written request to C. Lawrence Rutstein, Vice President of Administration, 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431.

EXECUTIVE OFFICERS

Name	Age	Position
Gary O. Marino	65	Chairman, President and Chief Executive Officer
Larry Forman	55	Chief Financial Officer
C. Lawrence Rutstein	65	Vice President of Administration and Secretary
Greg Smith	47	President of Wood Energy
Andy C. Lewis	41	Vice President of Wood Energy

* Information for Mr. Marino can be found under “Board of Directors.”

Larry Forman joined us as chief financial officer on May 26, 2010.  Mr. Forman served as vice president and corporate controller of Gulfstream International Group, Inc., a publicly owned regional airline from January 2009 until May of 2010.  From August 2005 to December 2008 he served as vice president of finance for Dynalco Controls, a subsidiary of Crane Co., a $2.7 billion publicly traded company.  From 1982 through 2005 he served as CFO, COO and vice president of finance for several publicly traded and private companies in New York, Washington, D.C. and South Florida.  Mr. Forman was a senior auditor for Grant Thornton and Company from 1979 to 1982.  Mr. Forman is a certified public accountant and received his bachelor of science in accounting degree from Queens College in New York City.

C. Lawrence Rutstein has served as our vice president of administration and secretary since 2008.  He also serves as vice president – contracts and administration for Patriot Rail Corp.  Mr. Rutstein has over 40 years of legal and business experience.  From 1968 through 1970, Mr. Rutstein practiced securities law and corporate banking for several major Philadelphia law firms.  In 1971 to 1972, he served as Assistant Attorney General and Chief Counsel to the Pennsylvania Department of Banking and later in 1972 became the first in-house counsel for Continental Bank.  In 1982, Mr. Rutstein founded Parker & Rutstein, a corporate law firm in Philadelphia.  In 1989, he led an IPO for Cedar Group, Inc., and served as its CEO until 1991.  From 1995 to 2006 Mr. Rutstein has served as a consultant to a number of public and private companies both in Philadelphia and south Florida and has served as an executive, director and entrepreneur with several of them.  Mr. Rutstein earned his undergraduate degree from the University of Massachusetts and his law degree from Harvard Law School.

Greg Smith has served as president of our Wood Energy subsidiary since he founded the company in 2001.  Mr. Smith has been in the business of railroad tie reclamation and disposal since 1991.  He founded Wood Waste Energy and built it into the country’s largest railroad tie recovery service. Wood Waste Energy was the first company to produce railroad tie-derived fuel, with Mr. Smith developing a patented design for processing used ties.  He also developed an efficient system for crews to pick up rail ties behind railroad system gangs. He has worked as a contractor for many large railroads, namely BNSF (1997 to 2001); Union Pacific (1991 to present); Norfolk Southern (1994 to 2000); Illinois Central (1997 to 2001); and Kansas City Southern (1998 to 2001).  Mr. Smith sold Wood Waste Energy in 1999 and it remains the largest railroad tie recovery company in the U.S.  Mr. Smith is a graduate of the University of Kansas.

Andy C. Lewis has served as vice president of our Wood Energy subsidiary since 2001.  Mr. Lewis has been managing railroad tie pick-up crews since 1997, and has extensive experience in managing field crew employees, hi-rail boom trucks, tie-cranes, railcars and semi-tractor trailers.  He has worked with many of the Class I railroads over the past 12 years as a manager of Wood Waste Energy and as vice president of Wood Energy.

EXECUTIVE COMPENSATION

Executive Officer Compensation Decisions

Mr. Marino, our chairman, president and chief executive officer, generally recommends the compensation for our executive officers and compensation is then approved by the full board, including our independent directors.  We do not have a compensation committee.  Our board believes a compensation committee is not necessary at this time because our board only has four members, no member of our board is paid a salary for serving as an officer, and executive officer compensation is approved by our full board.

Summary Compensation Table

The following table summarizes the compensation paid by us to our chairman, president and chief executive officer and our other most highly compensated executive officers receiving more than $100,000 annually.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Gary O. Marino	2009	—	—	—	25,000	25,000
Chairman, President and Chief Executive Officer*	2008	—	—	—	—	—
Greg Smith	2009	194,154	—	—	—	194,154
President of Wood Energy	2008	313,000	—	—	—	313,000
Andy C. Lewis	2009	194,154	—	—	—	194,154
Vice President of Wood Energy	2008	283,222	—	—	—	283,222

*
Mr. Marino does not receive compensation for service as our chairman, president and chief executive officer.  “All other compensation” consists of option awards granted to Mr. Marino for service as a director.  Mr. Marino was appointed our chief executive officer in November 2008.  The fair value of stock options is determined as of the date of grant. We use the Black-Scholes option pricing model to estimate compensation cost for stock option awards. Please see the table regarding the assumptions used in this calculation in Note 14, “Stock-Based Compensation” to our consolidated financial statements in our 10-K filed with the SEC on April 15, 2010.

Outstanding Equity Awards at December 31, 2009

The following table summarizes information with respect to the stock options held by the executive officers in our summary compensation table as of December 31, 2009.

Name	Number of Underlying Unexercised Options Exercisable	Number of Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Gary O. Marino	25,000	—	$3.50	06/01/2014	(1)
	25,000	—	$3.50	10/23/2010	(2)

(1)	Options vested on June 1, 2009, the date of grant.
(2)	Options vested on October 23, 2007, the date of grant.

PROPOSAL 2 — APPROVAL OF OUR 2010 STOCK OPTION AND AWARD PLAN

Our board of directors has adopted, subject to stockholder approval, our 2010 Stock Option and Award Plan (the plan). The plan was adopted by our board of directors on May 21, 2010. The market price of our common stock as of the close of trading on the record date, May 6, 2010, was $3.50.

Our board believes that the plan is necessary because it enables us to attract, retain and motivate key employees, executive officers and directors and to align their interests with our stockholders. A summary of the basic features of the plan is set forth below. This summary is subject to the specific provisions contained in the full text of the plan attached as Annex A to this proxy statement.

Purpose. The purpose of the plan is to provide additional incentive to attract and retain qualified and competent persons who are key to the company, including our executive officers, key employees and directors and to encourage them to acquire a proprietary and vested interest in our growth and performance to generate increased incentive to contribute to our future success and prosperity, thus enhancing our value for the benefit of our stockholders.

Administration. The plan is administered by the board or a subcommittee of the board. Under the terms of the plan, the board has the authority to select the participants, make awards in amounts and form as the board may determine, impose restrictions, terms and conditions upon such awards as the board deems appropriate, interpret and administer the plan or any agreements under the plan, and establish such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the plan.

Eligibility. Any of our officers, employees or directors is eligible to receive awards under the plan. Awards under the plan are be made by the board or a subcommittee of the board.

Section 409A. Section 409A of the Internal Revenue Code (the tax code) made important changes to the tax treatment of nonqualified deferred compensation. Awards held by participants that are subject to but fail to comply with Section 409A are subject to a penalty tax of 20% in addition to ordinary income tax, as well as to interest charges. In addition, the failure to comply with Section 409A may result in an acceleration of the timing of income inclusion with respect to awards for income tax purposes. Awards granted under the plan are intended to be exempt from the rule of Section 409A and will be administered accordingly. The board will administer any award resulting in a deferral of compensation subject to Section 409A consistent with the requirements of Section 409A to the maximum extent possible, as determined by the board.

Awards. All awards are evidenced by an award agreement between us and the individual participant that is approved by the board. In the discretion of the board, an eligible participant may receive awards from one or more of the categories described below, and more than one award may be granted to an eligible participant.

Types of awards under the plan include:

•
Stock Options.  The board may grant incentive stock options or nonstatutory stock options.  An incentive stock option is intended to be an “incentive stock option” within the meaning of Section 422 of the tax code.  A nonstatutory stock option is any other stock option granted by the board that is not specifically designated as an incentive stock option. The exercise price of stock options is determined by the board, but the exercise price cannot be less than 100% of the fair market value of our common stock as of the close of business on the grant date.  The term of each stock option is determined by the board, but the term of an incentive stock option cannot exceed 10 years, or 5 years if granted to a 10% stockholder.  Options may be exercised in whole or in part, and the option price may be satisfied in cash or, if permitted by the board, by surrendering previously acquired shares of our common stock having a fair market value on the exercise date equal to the total option price or other consideration.

•
Restricted Shares.  Restricted shares are shares of our common stock granted to a participant, subject to such restrictions as the board deems appropriate, including restrictions on the sale or transfer of the shares and the requirement that the shares be forfeited upon termination of employment for any reason before the award vests.  Terms of the restricted shares that may be imposed by the board may include restrictions on the right to receive cash dividends and the right to vote the stock.  Except as specified in the restricted share award agreement, the holder of a restricted share award will have all the rights of a holder of our common stock.

Number of Awards.  The maximum number of shares of our common stock for which awards may be granted under the plan may not exceed 300,000.  The limit on the number of shares described in this paragraph and the number of shares subject to any award under the plan are subject to proportional adjustment as determined by the board to reflect changes in our stock, such as stock dividends and stock splits.

Change of Control.  In order to preserve the participants’ rights, and unless otherwise provided in any option agreement, all stock options will become fully vested and exercisable if there is a “change in control” of the company, as that term is defined in the plan.

Federal Tax Consequences.  The following is a brief summary of the federal income tax consequences of the awards under the plan based on current provisions of the tax code.  The following is not intended to be complete and does not describe any state or local tax consequences.

Stock Options.  The grant of a stock option under the plan does not result in taxable income at the time of grant for the participant or us.

Nonstatutory Stock Option.  A participant generally recognizes taxable income, subject to income tax withholding, upon exercise of a nonstatutory stock option equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price.  We are entitled to a corresponding deduction as a business expense in the year the participant recognizes income.

Incentive Stock Option.  A participant does not recognize income, except for purposes of the alternative minimum tax, upon exercise of an incentive stock option.  If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted or one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares is taxed as long-term capital gain or loss, and we are not entitled to any deduction.  If, however, such shares are disposed of within the above-described period, then in the year of such disposition, the participant recognizes taxable income equal to the lesser of:

•	the amount realized upon such disposition, or

•	the excess of the fair market value of such shares on the date of exercise over the exercise price.

In either case, we are entitled to a corresponding deduction as a business expense.

Restricted Share Awards.  Generally, when a restricted share award vests and is no longer subject to forfeiture the fair market value of the shares received at the time of vesting is ordinary income to the participant and is allowed as a deduction for federal income tax purposes by us.

Amendments and Termination.  The board may amend, alter or discontinue the plan, but no amendment, alteration or discontinuation can be made that would impair the rights of any participant under an award, without the participant’s approval.  In addition, no amendment, alteration or discontinuation of the plan can be made without the approval of our stockholders that would:

•	increase the number of shares reserved under the plan, or

•	change the individuals eligible to participate in the plan.

The board may amend the terms of any award granted, but such amendment cannot impair the rights of a participant without the participant’s consent.  The board may also substitute new awards for previously granted awards, including previously granted options having higher option prices.

Term of the plan and effective date.  The plan will be effective on July 1, 2010, if approved by our stockholders on that date.  The plan will terminate on July 1, 2020, ten years from the date the plan is approved by our stockholders. Awards outstanding at the end of the ten years will be subject to their terms but no further award will be granted after the termination date of the plan.

Vote Required

The affirmative vote of the holders of a majority of our common stock present in person or represented by proxy at the annual meeting is required to approve the amendment and restatement of the plan. The enclosed proxy will be voted FOR this proposal unless the proxy holders are otherwise instructed.

The board of directors recommends that you vote FOR the approval of our 2010 Stock Option and Award Plan.

PROPOSAL 3 — RATIFICATION OF
DASZKAL BOLTON LLP AS OUR INDEPENDENT AUDITOR

On April 29, 2010, the board of directors approved the dismissal of Grant Thornton LLP as our independent registered public accounting firm and the appointment of Daszkal Bolton LLP to serve as our registered public accounting firm for the year ending December 31, 2010. Although our bylaws do not require the selection of our independent auditor to be submitted to stockholders for approval, this selection is being presented to you for ratification at the annual meeting. A representative of Daszkal is expected to attend the annual meeting to answer appropriate questions and make a statement if he desires. Representatives of Grant Thornton will not attend the meeting.

We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify Daszkal as our independent accountants for the fiscal year ending December 31, 2010. Although stockholder approval of this appointment is not required by law or binding on the board, the board believes that stockholders should be given the opportunity to express their views. If our stockholders do not ratify the appointment of Daszkal as our independent registered public accounting firm, the board will consider this vote in determining whether or not to continue the engagement of Daszkal.

The enclosed proxy will be voted FOR this proposal unless the proxy holders have otherwise instructed.

The board of directors recommends that you vote FOR the ratification of Daszkal Bolton LLP as our independent auditors for the fiscal year ending December 31, 2010.

Board of Directors Oversight of Audit Process

The firm of Grant Thornton LLP, our independent registered public accounting firm in 2009, was responsible for expressing opinions on the conformity of our consolidated audited financial statements with U.S. generally accepted accounting principles in 2009. In fulfilling its oversight responsibilities, the board of directors reviewed and discussed our consolidated audited financial statements with management and Grant Thornton. The board also discussed with Grant Thornton the matters required by Statement on Auditing Standards No. 114, as amended, “The Auditor’s Communication with Those Charged with Governance.”

In discharging its oversight responsibility as to the audit process, the board received from our independent auditors the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding our independent auditor’s communications with the board concerning independence and discussed with the auditors any relationships between the independent auditor and us that may impact their objectivity and independence. In considering the auditors’ independence, the board also considered whether the non-audit services performed by the auditors on our behalf, if any, were compatible with maintaining the independence of the auditors.

In reliance upon (1) the board’s reviews and discussions with management and Grant Thornton, (2) management’s assessment of the effectiveness of our internal control over financial reporting, and (3) the receipt of an opinion from Grant Thornton, dated April 14, 2010, stating that the company’s 2009 financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles, the board determined that these audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

Gary O. Marino
Paul S. Dennis
Bennett marks
Donald D. Redfearn

Change in Our Independent Accounting Firm

On April 29, 2010, our board of directors approved the dismissal of Grant Thornton LLP as our independent registered public accounting firm. Concurrent with this action, our board of directors appointed Daszkal Bolton LLP as our new independent registered public accounting firm. Daszkal is located at 2401 NW Boca Raton Boulevard, Boca Raton, Florida 33431.

Our financial statements for the years ended December 31, 2009 and 2008 were audited by Grant Thornton. Grant Thornton’s reports on our financial statements for the two most recent fiscal years did not contain an adverse opinion, a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2009 and 2008 and through the date of termination of Grant Thornton’s engagement as our independent registered public accounting firm, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement in its reports on our financial statements for such periods.

In connection with our management’s assessment of our internal control over financial reporting for 2009, management identified the following material weaknesses in Banyan’s internal control over financial reporting as of December 31, 2009:

Banyan acquired The Wood Energy Group, Inc. in September 2009. The company’s management began to integrate Wood Energy into Banyan, and enhance the internal controls structure and policies and procedures surrounding financial reporting. As of December 31, 2009, all of these enhancements had not been finalized, specifically the recording of deferred revenues and costs associated with projects in process and timely reconciliation of certain balance sheet accounts. Further, Banyan was in need of an additional resource to handle the increase in business activities, and resulting GAAP financial statement and SEC reporting requirements, as a result of the recent acquisition.

Based upon their evaluation, and as a result of the material weaknesses discussed above, our chief executive officer and chief financial officer each concluded that our internal control over financial reporting was not effective as of December 31, 2009. However, since the acquisition of Wood Energy was consummated in September 2009, we have made changes to the internal control procedures of Wood Energy to strengthen these controls and to remediate the material weaknesses discussed above. For example, among other things, we have (1) added a controller and an assistant to the president to the staff of Wood Energy, (2) increased the oversight provided by Banyan’s executives over Wood Energy’s operations and financial activities, and (3) instituted procedures to more accurately identify direct costs incurred for each of Wood Energy’s contracts. In addition, we recently hired Larry Forman to serve as our full-time chief financial officer, which will assist in the process of establishing effective internal controls over all processes. Management believes that our internal control over financial reporting has significantly improved.

As a result of the material weaknesses discussed above, Grant Thornton advised Banyan that not all internal controls necessary for Banyan to develop reliable financial statements were present at December 31, 2009. Banyan and Grant Thornton did not express any difference of opinion on this matter.

During the years ended December 31, 2009 and 2008 and through the date of termination of Grant Thornton’s engagement as our independent accountant, other than as disclosed above, there were no events reportable under 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2009 and 2008 and through the date of termination of Grant Thornton’s engagement as our independent accountant, neither Banyan nor anyone on Banyan’s behalf consulted with Daszkal, our new independent registered public accounting firm appointed on April 28, 2010, regarding either (1) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on Banyan’s financial statements or (2) any matter that was either the subject of a disagreement or a reportable event under 304(a)(1)(iv) or (v), respectively, of Regulation S-K.

Independent Accounting Firm Fees

We paid Grant Thornton $282,000 in 2009 and $38,809 in 2008 for audit fees. Grant Thornton did not render any other services to Banyan during 2009 or 2008.

Because of the small size of our board, the directors have not designated an audit committee. Instead, these responsibilities are handled by the entire board, which considers and pre-approves any audit or non-audit services to be performed by our independent auditors. Our board believes the services provided by Grant Thornton in 2009 were compatible with maintaining our auditor’s independence.

PRINCIPAL STOCKHOLDERS

The following table lists the stock ownership of our directors, executive officers listed under executive compensation and significant stockholders as of May 26, 2010.

Name and Address(1)	Common Stock	Stock Options(2)	Preferred Stock(3)	Total	Percentage(4)
Gary O. Marino(5) Patriot Equity, LLC 2255 Glades Road, Suite 342-W Boca Raton, FL 33431	212,728	56,250	50,000	318,978	10.2%
Paul S. Dennis(6) 16330 Vintage Oaks Lane, Delray Beach, FL 33484	364,792	56,250	200,000	621,042	19.0%
Bennett Marks Patriot Rail, LLC 2255 Glades Road, Suite 342-W Boca Raton, FL 33431	31,135	56,250	—	87,385	2.8%
Donald D. Redfearn(7) 4629 Gleneagles Drive Boynton Beach, FL 334316	1,000	6,250	25,000	32,250	1.1%
Greg Smith(8) 100 Chesterfield Business Pkwy Suite 200 Chesterfield, MO 63005	166,667	—	100,000	266,667	8.6%
Andy C. Lewis(9) 100 Chesterfield Business Pkwy Suite 200 Chesterfield, MO 63005	166,667	—	100,000	266,667	8.6%
All directors, and executive officers as a group (8 individuals)	981,134	190,625	500,000	1,671,759	45.1%

(1)	Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power over the shares of stock owned.
(2)	Shares of common stock the beneficial owners have the right to acquire through stock options that are or will become exercisable within 60 days.
(3)	Shares of common stock into which shares of series A preferred stock held by the beneficial owner are currently convertible.
(4)	Assumes the exercise of options and conversion of series A preferred stock into common stock by that beneficial owner, but no others.
(5)	All shares of common stock and preferred stock are held by Patriot Equity, LLC, a limited liability company of which Mr. Marino is sole member.
(6)	297,042 shares of common stock and all shares of preferred stock are owned by Paul S. Dennis, Trustee under the Paul S. Dennis Trust Agreement dated August 9, 1983, as modified.
(7)	Shares of preferred stock held by Redfearn Enterprises LLC.
(8)	All shares of common stock and preferred stock are held by the Stephanie G. Smith Trust u/a dated December 20, 1995, as amended, Stephanie G. Smith and Greg Smith, Trustees.
(9)	All shares of common stock and preferred stock are held by the Andy C. Lewis and Michelle D. Lewis Revocable Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to make filings with the SEC reporting their ownership of our common stock and to furnish us with copies of these filings. Based solely on our review of copies of reports furnished to us, we believe that all Section 16(a) filing requirements were met in 2009. Copies of these filings are available on the SEC’s website at www.sec.gov.

Equity Compensation Plan Information

Our directors received a total of 200,000 options, or 50,000 options each, as compensation for serving on our board in 2007 and 2008. 12,500 of these options were subsequently cancelled upon a board member’s resignation from the board. In 2008, a newly appointed director and officer received 12,500 options in connection with joining the board and 12,500 options for serving as an officer. In 2009, 87,500 options were issued, 25,000 to each of three directors and 12,500 to a member of senior management. We have not issued any other options, warrants or rights in 2009. Our directors and a former director exercised a total of 75,000 options in 2009. Our equity plans are summarized in the following table.

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	225,000	$3.20	—
Total	225,000	$3.20	—

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Banyan has entered into an agreement with Patriot Rail Corp. for office space and administrative services at our Boca Raton, Florida headquarters. Our chairman, president and chief executive officer, Gary O. Marino, our director and former chief financial officer, Bennett Marks, and our vice president of administration, C. Lawrence Rutstein, are officers and significant stockholders of Patriot Rail. Banyan pays Patriot Rail $5,000 a month for these services and the term of the agreement is month to month. We believe that Banyan would not be able to obtain these services from an unrelated third party on terms equivalent to those offered by Patriot Rail. We did not engage in any other transaction with related parties in 2009.

On-going and future transactions with related parties will be:

•	on terms at least as favorable as those that we could obtain from unrelated parties,
•	for bona fide business purposes, and
•	approved by a majority of disinterested and non-employee directors.

Related Person Transaction Policy

Our entire board of directors is responsible for reviewing and approving or ratifying all material transactions between us and any related person. Any transaction must be approved by a majority of disinterested directors. To identify these transactions, we require our directors and officers to complete an annual questionnaire identifying any transactions with us in which the officer or director or their immediate family members have an interest. When the board reviews, approves or ratifies transactions with related persons, any director associated with the transaction must abstain from voting and is not present while discussions and deliberations are held. In approving these transactions, the board considers whether the transactions are on terms at least as favorable as terms we could have obtained from unrelated parties and for bona fide business purposes. The board believes that the agreement described above meets this criteria. Our related party transaction policy is in writing and has been approved by our board.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

A stockholder intending to present a proposal, to be included in our proxy statement or otherwise, for our 2011 annual meeting of stockholders must deliver a notice, in accordance with the requirements of Rule 14a-8 under the Exchange Act, to our chief executive officer at our principal executive office no later than January 26, 2011. The notice must set forth as to each matter the stockholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
•	the name and record address of the stockholder proposing such business,
•	the number of shares of our common stock that are beneficially owned by the stockholder, and
•	any material interest of the stockholder in such business.

Our board of directors also provides a process for our stockholders to send communications to our board. Stockholders may mail any communications to our vice president of administration at 2255 Glades Road, Suite-W, Boca Raton, Florida 33431. Our vice president of administration will review all communications and forward to the board of directors all communications other than solicitations for products or services or trivial or obscene items. Mail addressed to a particular director or committee of the board will be forwarded to that director or committee. All other communications will be forwarded to our chairman for the review of the entire board.

OTHER MATTERS

Our board of directors is not aware of any other matters to be submitted to the annual meeting.  If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the board of directors may recommend.

You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting.  For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

C. Lawrence Rutstein
Vice President of Administration and Secretary

Annex A

Banyan Rail Services Inc.
2010 Stock Option And Award Plan
(_____________, 2010)

1. Purpose.

(a) The purpose of this Banyan Rail Services Inc. 2010 Stock Option and Award Plan is to advance the interests of Banyan Rail Services Inc., a Delaware corporation (the “Company”), by providing additional incentive to attract and retain qualified and competent persons who are key to the Company, including key employees, Officers and Directors, and upon whose efforts and judgment the success of the Company is largely dependent, by encouraging such persons to own stock in the Company.

(b) Section 409A. This Plan and any Awards granted hereunder are intended to be exempt from the requirements of Section 409A, and shall be interpreted and administered in a manner consistent with those intentions.

2. Definitions. As used herein, the following terms shall have the meaning indicated:

(a) “Award” shall mean, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options or Restricted Shares.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” has the meaning set forth in Section 10(a)(i).

(d)     “Change of Control” shall mean the date on which any one of the following occurs:

(i) any one person, or more than one person acting as a group (as determined under Section 409A), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(ii) a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of that appointment or election;

(iii) any one person, or more than one person acting as a group (as determined under Section 409A), acquires ownership of stock of the Company that, together with stock held by that person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or

(iv) any one person, or more than one person acting as a group (as determined under Section 409A), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or persons) assets from the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with those assets.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “Committee” shall mean the compensation committee appointed by the Board pursuant to Section 15 hereof or, if not appointed, the full Board.

(g) “Common Stock” shall mean the Company’s Common Stock, par value $0.01 per share.

(h) “Controlled Entity” shall mean any trust, partnership, limited liability company or other entity in which such person that receives Non-Statutory Stock Options or Restricted Shares under this Plan acts as trustee, managing partner, managing member or otherwise controls; provided that, to the extent any such Non-Statutory Stock Options or Restricted Shares received under this Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the agreement evidencing such Non-Statutory Stock Options or Restricted Shares.

(i) “Director” shall mean a member of the Board.

(j) “Effective Date” has the meaning set forth in Section 18.

(k) “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows (in order of applicability):  (i) if on the Grant Date or other determination date the Share is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Share on that exchange or in that market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on that trading day) or, (ii) if no sale of Shares is reported for that trading day, on the next preceding day on which any sale has been reported.  If the Share is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Share as determined by the determined by such methods or procedures as shall be established from time to time by the Committee in good faith in a manner consistent with Section 409A.

(l) “Grant Date” means, with respect to an Award, the date such Award is granted to a Participant.  The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

(m) “Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Code.

(n) “Non-Employee Director” shall mean a Director who: (i) is not an officer or employee of the Company or any Subsidiary; (ii) does not (A) receive compensation, directly or indirectly, from the Company or any Subsidiary for services rendered as a consultant or in any other capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a), or (B) possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a); and (iii) is not engaged in a business relationship for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a).

(o) “Non-Statutory Stock Option” shall mean an Option which is not an Incentive Stock Option.

(p) “Officer” shall mean the Company’s chairman of the board, chief executive officer, president, chief financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant.

(q) “Option” shall mean any Incentive Stock Option or Non-Statutory Stock Option granted under this Plan.

(r) “Option Agreement” shall mean the agreement entered into between the Company and the Participant who is to receive Options at the time of any Option grant.

(s) “Optionee” shall mean a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under Section 13 hereof.

(t) “Participant” shall mean either a person to whom Restricted Shares are granted under this Plan, an Optionee or any person who succeeds to the rights of either such person under this Plan by reason of the death of such person.

(u) “Plan” shall mean this 2010 Stock Option and Award Plan of the Company.

(v) “Restricted Shares” shall mean Shares granted or sold pursuant to Section 11 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 11 has expired.

(w) “Restricted Share Agreement” shall mean the agreement entered into between the Company and the Participant who is to receive Restricted Shares at the time of any Restricted Share grant.

(x) “Section 409A” means Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder.

(y) “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(z) “Share(s)” shall mean a share or shares of the Common Stock.

(aa) “Subsidiary” shall mean a “subsidiary corporation” as defined in Section 424(f) of the Code.

3. Available Shares. The Company may grant to Participants from time to time an aggregate of up to 300,000 Restricted Shares or Shares exercisable under Options from Shares held in the Company’s treasury or from authorized and unissued Shares. If any Option granted under this Plan shall terminate, expire, or be canceled or surrendered as to any Shares, or if any Restricted Shares are forfeited by the holder thereof, new Options or Restricted Shares may thereafter be granted covering such Shares.

4. Option Grants. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Committee at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Non-Statutory Stock Option. All Incentive Stock Options shall be granted within ten years from the date this Plan is adopted by the Board or the date this Plan is approved by the stockholders of the Company, whichever is later.

5. Dollar Limitation. Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Code Section 422(b) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and any Subsidiary), exceeds $100,000.

6. Conditions for Grant of Options.

(a) Each Option shall be evidenced by a written agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from the class of all Directors, Officers and regular employees of the Company or its Subsidiaries. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

(b) In granting Options to Directors, Officers and employees of the Company or its Subsidiaries, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options to Directors, Officers and employees of the Company or its Subsidiaries under this Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

(c) The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither this Plan nor any Option granted under this Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

7. Option Price. The Committee shall establish, at the time any Option is granted, the price per Share for which the Shares covered by the Option may be purchased; provided, however, that in no event shall such Option price be less than 100% of the Fair Market Value of the Shares on the date on which the Option is granted; provided, further, that with respect to an Incentive Stock Option granted to a Participant who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Company or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, the Option price shall not be less than 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option on the date such Option is granted.

8. Exercise of Options. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate Option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee’s payment to the Company of an amount that is sufficient to satisfy all applicable federal or state tax withholding requirements relating to exercise of the Option, if any. Unless further limited by the Committee in any Option, the Option price of any Shares purchased shall be paid in cash, by certified or official bank check, by money order, with Shares or by a combination of the above; provided further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date the Option is exercised. No payment of the exercise price under this Section 8 shall be made if such form of payment constitutes a deferral of compensation within the meaning of Section 409A or otherwise causes the Option to be subject to the requirements of Section 409A.  No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 12 hereof.

9. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 9.

(a) The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall (i) an Option be exercisable after the expiration of ten years from the Grant Date of the Option or (ii) an Incentive Stock Option granted to a Participant, who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Company or of any parent corporation (as defined in Section 424(e) of the Code) or Subsidiary, be exercisable after the expiration of five years from the Grant Date of the Incentive Stock Option.

(b) Unless otherwise provided in any Option, each outstanding Option shall become immediately fully exercisable upon any Change in Control.

(c) The Committee may in its sole discretion accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option; provided, however, that any such acceleration of the exercisability of the Option or the vesting of any Shares is subject to the limitations of Section 409A and, unless otherwise determined by the Committee, any acceleration of the exercisability of the Option or the vesting of any Shares under this Section 9(c) shall comply with Section 409A.

(d) If the Committee provides that any Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine; provided, however, that any such waiver of installment exercise provisions of the Option is subject to the limitations of Section 409A and, unless otherwise determined by the Committee, any waiver of installment exercise provisions of the Option under this Section 9(d) shall comply with Section 409A.

(e) With respect to any extensions that were not included in the original terms of the Option but were provided by the Committee after the Grant Date, if at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms or (b) ten (10) years from the Grant Date.  Unless otherwise determined by the Committee, any extension of the term of an Option under this Section 9(e) shall comply with Section 409A to the extent applicable.

(f) With respect to any postponements that were not included in the original terms of the Option but were provided by the Committee after the Grant Date, if at the time of any such postponement, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the postponement shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms or (b) ten (10) years from the Grant Date.  Unless otherwise determined by the Committee, any postponement of the term of an Option under this Section 9(f) shall comply with Section 409A to the extent applicable.

(g) The Company may toll the expiration of an Option while the participant cannot exercise the Option because such an exercise would jeopardize the ability of the Company to continue as a going concern; provided that the period during which the Option may be exercised is not extended by more than thirty (30) days after the exercise of the Option (a) would no longer violate an applicable Federal, state, local, or foreign law or (b) would first no longer jeopardize the ability of the Company to continue as a going concern.  Unless otherwise determined by the Committee, any tolling of the expiration of an Option under this Section 9(g) shall comply with Section 409A to the extent applicable.

10. Termination of Option Period.

(a) The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i) three months after the date on which the Optionee’s employment is terminated for any reason other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee’s employment by reason of the Optionee’s willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Section 22(e)(3) of the Code) as determined by a medical doctor satisfactory to the Committee, or (C) death;

(ii) immediately upon the termination of the Optionee’s employment for Cause;

(iii) one year after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e)(3) of the Code) as determined by a medical doctor satisfactory to the Committee; or

(iv) (A) one year after the date of termination of the Optionee’s employment by reason of death of the Optionee, or (B) three months after the date on which the Optionee dies if the Optionee dies during the one year period specified in Section 10(a)(iii) hereof.

(b) The Committee in its sole discretion may, by giving written notice (a “cancellation notice”), cancel, effective upon the date of the consummation of any corporate transaction described in Section 2(d)(iv) hereof, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

11. Restricted Shares. The Committee may also authorize the grant or sale to Directors, Officers and employees of the Company or its subsidiaries of Restricted Shares. Each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Restricted Share Agreement.

(b) In granting Restricted Share awards to Directors, Officers and employees of the Company or its Subsidiaries, the Committee shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from Officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Restricted Share awards to Directors, Officers and employees of the Company or its Subsidiaries under this Plan prescribe such other terms and conditions concerning such grants as it deems appropriate.

(c) Each Restricted Share grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than Fair Market Value per Share at the date of grant.

(d) Each such grant or sale shall be subject to a Restricted Share Agreement, which shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one (1) year to be determined by the Committee at the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a Change in Control, retirement, or death or disability of the Participant or other similar transaction or event as approved by the Committee.

(e) Each Restricted Share Agreement shall provide that during the period for which such substantial risk of forfeiture is to continue, and any other period prescribed by law, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee or law, as the case may be, at the date of grant (which restrictions may include, without limitation, prohibitions on transfer, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(f) Any grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award. Any Restricted Shares issued as dividends with respect to unvested Restricted Shares shall vest on the same date(s) as the portion of the Restricted Shares to which they relate.

12.  Adjustment of Shares.

(a) If at any time while this Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

(i) appropriate adjustment shall be made in the maximum number of Shares available for grant to Participants under this Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so granted; and

(ii) subject to any requirements or limitations under Section 409A, appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price; provided that, after any such adjustment, the aggregate exercise price of the Option shall not be less than the aggregate exercise price before such adjustment.

(b) Subject to the specific terms of any Option, the Committee may change the terms of Options outstanding under this Plan, with respect to the Option price or the number of Shares subject to the Options, or both, when, in the Committee’s sole discretion, such adjustments become appropriate by reason of any corporate transaction described in Section 2(d)(iv) hereof.

(c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under this Plan.

(d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under this Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, lease, exchange, transfer, assignment or other disposition of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

(e) Notwithstanding the foregoing, no adjustment shall be made under 12(a) and no amendment, modification or change in the terms of any Option shall be made under Section 12(b) which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Committee and the Participant.

13. Transferability of Options and Restricted Shares.

(a) No Incentive Stock Option shall be transferable by the Optionee other than by will or the laws of descent and distribution, and each Incentive Stock Option shall be exercisable during the Optionee’s lifetime only by the Optionee.

(b) A person that receives Non-Statutory Stock Options under this Plan or such person’s beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such person’s or beneficiary’s Non-Statutory Stock Options received under this Plan only as follows: (i) to the spouse or any children or grandchildren of such person that receives Non-Statutory Stock Options under this Plan; (ii) as a charitable contribution or gift to or for the use of any person or entity described in Section 170(c) of the Code; (iii) to any Controlled Entity; or (iv) by will or the laws of intestate succession.

(c) Restricted Shares may be transferred only as set forth in the applicable Restricted Share Agreement.

14. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option or Restricted Share award grant, the Committee may require such agreements or undertakings (in an Option Agreement or Restricted Share Agreement), if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

(a) a representation and warranty by the Participant to the Company, at the time any Option is exercised or Restricted Share granted, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b) a representation, warranty and/or agreement by the Participant to the Company to be bound by any legends that are, in the opinion of the Committee or counsel to the Company, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee or counsel to the Company to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

15. Administration of the Plan.

(a) This Plan shall be administered by the Committee, which shall consist of not less than two Directors. The Committee shall have all of the powers of the Board with respect to this Plan; provided that if any member of the Committee is not a Non-Employee Director, then the Board shall approve any Option or Restricted Share that the Committee proposes to grant hereunder. The Board may change the membership of the Committee at any time and fill any vacancy occurring in the membership of the Committee by appointment.

(b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of this Plan. The Committee’s determinations and its interpretation and construction of any provision of this Plan shall be final and conclusive.

(c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written consent of the members of the Committee.

16. Interpretation.

(a) The Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code and related treasury regulations. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b) This Plan shall be governed by the laws of the State of Delaware.

(c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

17. Amendment and Discontinuation of the Plan.

(a) Either the Board or the Committee may from time to time amend this Plan or any Award; provided, however, that, except to the extent provided in Section 12, no such amendment may, without approval by the stockholders of the Company, (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the number of securities which may be issued under this Plan, or (iii) materially modify the requirements as to eligibility for participation in this Plan; and provided further, that except to the extent provided in Section 10, no amendment or suspension of this Plan or any Option issued hereunder shall substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Notwithstanding the foregoing, no amendment or modification of this Plan or any Award shall be made under this Section 17 which will result in the any Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Committee and the Participant.

(b) Notwithstanding anything herein to the contrary, the provisions of this Plan which govern the exercise price per Share under each such Option, when and under what circumstances such Option will be granted and the period within which each such Option may be exercised, shall not be amended more than once every six months (even with stockholder approval) other than to conform to changes to (i) the Code or the rules promulgated thereunder, (ii) the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder, or (iii) rules promulgated by the Securities and Exchange Commission.

18. Effective Date and Termination Date. The Plan shall be effective on ______________, 2010 when it is approved by the stockholders of the Company (the “Effective Date”). No award shall be granted pursuant to the Plan after ____________, 2020 but any Award theretofore granted may extend beyond that date.

19. Section 409a.  The Plan is intended to comply with the requirements of Section 409A, without triggering the imposition of any tax penalty thereunder.  To the extent necessary or advisable, the Board may amend the Plan or any Award to delete any conflicting provisions and to add any such other provisions as are required to fully comply with the applicable provisions of Section 409A applicable to the Plan.  The Committee shall comply with Section 409A in establishing the rules and procedures applicable to the Plan.  Notwithstanding any provision of this Plan or any Award to the contrary, if all or any portion of the payments and/or benefits under this Plan or any Award are determined to be “nonqualified deferred compensation” subject to Section 409A and the Participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), as determined by the Committee in accordance with Section 409A, as of the date of the Participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), and the delayed payment or distribution of all or any portion of such amounts to which the Participant is entitled under this Plan and/or any Award is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 19 shall be paid or distributed to the Participant in a lump sum on the earlier of (a) the date that is six (6) months following termination of the Participant’s employment, (b) a date that is no later than thirty (30) days after the date of the Participant’s death or (c) the earliest date as is permitted under Section 409A.  For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein.  Any remaining payments due under this Plan and any Award shall be paid as otherwise provided therein.

PROXY	BANYAN RAIL SERVICES INC.	PROXY
ANNUAL MEETING OF STOCKHOLDERS July 1, 2010 2255 Glades Road, Suite 342-W Boca Raton, Florida 33431 11:00 a.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C. Lawrence Rutstein and Diane T. Starzee, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Banyan Rail Services Inc., to be held on July 1, 2010, at 2255 Glades Road, Suite 342-W, Boca Raton, Florida 33431, beginning at 11:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Annual Meeting or any adjournments thereof, all as set forth in the May 26, 2010 Proxy Statement.  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report, including the Form 10-K for the year ended December 31, 2009, of Banyan Rail Services Inc.

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLUE OR BLACK INK.

The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors:	Paul S. Dennis, Gary O. Marino, Bennett Marks and Donald D. Redfearn

☐ Mark here to vote FOR all nominees	☐ Mark here to WITHHOLD from all nominees

☐	For all EXCEPT – To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

2.	To approve our 2010 Stock Option and Award Plan

☐ Mark here to vote FOR the plan	☐ Mark here to vote AGAINST the plan

3.	To ratify the appointment of Daszkal Bolton LLP as our independent auditor for the fiscal year ending December 31, 2010

☐ Mark here to vote FOR ratification of auditors	☐ Mark here to vote AGAINST ratification of auditors

(Signature should be exactly as name or names appear on this proxy.  If stock is held jointly each holder should sign.  If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:_________________________________, 2010

__________________________________________
Signature
__________________________________________
Signature if held jointly
I plan to attend the meeting:  Yes ☐ No ☐

This proxy will be voted FOR all nominees, FOR the 2010 Stock Option and Award Plan and FOR the ratification of the auditors unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting.